Exhibit 10.1

EXECUTION COPY

DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT

This Director Appointment and Nomination Agreement, dated as of December 12, 2022 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Crown Holdings, Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)

on or prior to the date of this Agreement, the Company shall take or shall have taken all necessary action to increase the size of the Board of Directors of the Company (the “Board”) by two (2) seats to thirteen (13), and following consultation with the Icahn Group, to appoint Jesse Lynn and Andrew Teno (Messrs. Lynn and Teno, collectively, the “Icahn Designees” and each an “Icahn Designee”) to fill the resulting vacancies, effective on the date of this Agreement, each with a term expiring at the 2023 annual meeting of shareholders of the Company (the “2023 Annual Meeting”).

(ii)

as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Company agrees that the Company’s slate of nominees for election to the Board at the 2023 Annual Meeting will consist of no more than fourteen (14) individuals (collectively, the “2023 Crown Slate”) and will include, subject to their willingness and consent to serve, the Icahn Designees.

(iii)

the Company shall use reasonable best efforts to cause the election of each of the Icahn Designees at the 2023 Annual Meeting (including by (A) recommending that the Company’s shareholders vote in favor of the election of each of the Icahn Designees, (B) including each of the Icahn Designees in the Company’s proxy statement and proxy card for the 2023 Annual Meeting and (C) otherwise supporting each of the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2023 Annual Meeting.

(iv)

that as a condition to the Icahn Designees’ (and any Replacement Designees’) appointment to the Board and subsequent nomination for election, the Icahn Designees each agree (and the Icahn Group agrees to cause the Icahn Designees and any Replacement Designees) to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”).

(v)

that, subject to Section 1(c) below, should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of shareholders subsequent to the 2023 Annual Meeting, following which the Icahn Group’s replacement rights pursuant to this Section 1(a)(v) shall terminate with respect to such Icahn Designee), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board or as a nominee on the 2023 Crown Slate, as applicable, a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement.

(vi)

for the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(v) shall not be considered unreasonably withheld if such replacement: (A) does not qualify as “independent” pursuant to the NYSE Rules (as defined below), (B) does not have the relevant financial and business experience to be a director of the Company, (C) does not satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, or (D) serves on the board of directors or as an employee or otherwise has a material relationship with a competitor, supplier, customer or other entity which could create a potential conflict with the interests of the Company (collectively clauses (A) through (D), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect as of the date of this Agreement, and (ii) based on the information which the Icahn Group and the Icahn Designees have provided to the Company as of the date of this Agreement, the Company acknowledges that Jesse Lynn and Andrew Teno each are deemed to satisfy the requirements of Section 1(a)(vi)(B).

(vii)

that (A) for any annual meeting of shareholders subsequent to the 2023 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty (30) days before the advance notice deadline set forth in the Company’s Bylaws whether the Icahn Designees will be nominated by the Company for election as directors at such annual meeting and (B) if the Icahn Designees are to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designees so nominated by the Company (including by (x) recommending that the Company’s shareholders vote in favor of the election of the Icahn Designees, (y) including the Icahn Designees in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated Icahn Designees and such Icahn Designees have consented to being named, and are named, in the proxy statement relating to such annual meeting.

(viii)

that as of the date of this Agreement, the Company represents and warrants that, (A) prior to the Board appointing the Icahn Designees as directors, the Board is composed of eleven (11) directors and that there are no vacancies on the Board, and (B) immediately after the Board appoints the Icahn Designees as directors, the Board will be composed of thirteen (13) directors and that there will be no vacancies on the Board.

(ix)

that from and after the date of this Agreement, so long as an Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member (for the avoidance of doubt, nothing in this Agreement changes, amends, or modifies the authority, duties and obligations of the Compensation Committee of the Board).

(x)

each of the Icahn Designees confirms that he or she will recuse himself or herself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange (the “NYSE Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As applicable, the Icahn Designees (and the Replacement Designees) will comply with any additional requirements under the federal securities laws with respect to any specific committee on which they may serve.

(xi)

that, to the extent permitted by law and the Company’s existing insurance coverage, from and after the time the Icahn Designees are members of the Board, the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and at such time the Icahn Designees are no longer members of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company.

(xii)

subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for the Icahn Designees to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board, the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designees commit, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with the Icahn Group, including its Affiliates, Associates and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designees attendance would jeopardize any legal privilege. Notwithstanding the foregoing, the Icahn Designees shall not be entitled to materials prepared by or for the Company or the Board in connection with its consideration and evaluation of the Icahn Group or the Icahn Designees or its negotiation of this Agreement.

(b)

At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Securities Trading and SEC Compliance and Reporting Policy and its other corporate policies (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company. For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group, other than the Icahn Designees in their capacity as members of the Board or as provided in the Confidentiality Agreement or may be agreed with the Icahn Group from time to time.

(c)

Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position (x) in at least 7,196,865 of the total outstanding shares of Common Stock, at a par value per share of $5.00 (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee; or (y) in at least 3,598,432 of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) each of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee(s).

The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported on the Icahn Group’s Schedule 13D and amendments thereto or, in the event the Icahn Group is no longer required to file or update a Schedule 13D regarding its ownership of Common Shares, the Icahn Group’s Form 13F.

For purposes of this Agreement, (a) the term “Net Long Position” shall mean such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and (b) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

Each of the Icahn Designees shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.

(d)

So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position in at least 5,100,637 of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 15% of the then-outstanding Common Shares, unless the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 15%. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “shareholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to shareholders of the Company, other than ratably to all shareholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement, including for the avoidance of doubt the Rights Agreement, dated as of November 7, 2022, between the Company and Equiniti Trust Company, as Rights Agent, which shall be terminated effective within one (1) business day after the date of this Agreement. If the Company permits any person to acquire beneficial ownership above 15% under a Rights Plan, the Company shall also permit the Icahn Group to increase its beneficial ownership to an amount equal to such person.

2.	Additional Agreements.

(a)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2023 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the 2023 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2023 Annual Meeting, to be present for quorum purposes and to be voted, at the 2023 Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee on the 2023 Crown Slate, (B) against any nominees that are not nominated by the Board for election at the 2023 Annual Meeting, (C) against any shareholder proposal to increase the size of the Board or any other shareholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company shareholders vote against and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at the 2023 Annual Meeting.

(b)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any annual meeting of shareholders subsequent to the 2023 Annual Meeting, if the Board has agreed to nominate the Icahn Designees then serving on the Board for election at such annual meeting and the Icahn Designees have consented to be nominated at such annual meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such annual meeting, to be present for quorum purposes and to be voted at such annual meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual meeting, (B) against any (i) shareholder proposal to increase the size of the Board or any other shareholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company shareholders vote against and (ii) nominees that are not nominated by the Board for election at such annual meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such annual meeting following the 2023 Annual Meeting.

(c)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any special meeting of shareholders, then so long as (x) any Icahn Designee (or Replacement Designee) is a member of the Board at the time of such special meeting or (y) the Icahn Group has the right to designate a Replacement Designee at such time (including at such special meeting), each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting, and (B) against any (i) proposal to remove directors or increase the size of the Board or any other shareholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company shareholders vote against and (ii) nominees that are not nominated by the Board for election at such special meeting. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any such special meeting.

(d)

If the Icahn Group obtains (as a result of buybacks or repurchases by or on behalf of the Company, purchases by any member of the Icahn Group or otherwise) beneficial ownership in excess of 10% of the outstanding Voting Securities (the “Excess Voting Rights”), and for so long as the Icahn Group continues to (i) have the right to exercise such Excess Voting Rights and (ii) beneficially owns more than 10% of the outstanding Voting Securities, each member of the Icahn Group shall (A) on each and every matter that is submitted to the shareholders of the Company for their vote and with respect to which the Excess Voting Rights may be voted by such member of the Icahn Group (other than as set forth in Sections 2(a), 2(b) and 2(c), except for the last sentence of each section, so long as such provisions are in effect), exercise such Excess Voting Rights in the same proportion in which all other Voting Securities voted on such matter are voted (without taking into consideration, in determining such proportions, (x) any Voting Securities that are not voted or with respect to which a “nonvote” or abstention is exercised or registered and (y) any Voting Securities that are voted by any member of the Icahn Group on such matter), and (B) take reasonable steps to cooperate with the Company in order to exercise such Excess Voting Rights in the manner contemplated by this Section 2(d). For the avoidance of doubt, each member of the Icahn Group shall (x) exercise its voting rights with respect to beneficial ownership up to 10% of the outstanding Voting Securities in accordance with the provisions of Sections 2(a), 2(b) and 2(c) and (y) exercise its Excess Voting Rights in accordance with the provisions of Sections 2(a), 2(b) and 2(c), except for the last sentence of each section, in the case of each of clause (x) and (y), so long as such provisions are in effect.

(e)

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3.	Icahn Group Restrictions.

(a)

From and after the date hereof, until the later of (x) thirty (30) days before the nomination deadline for shareholders to nominate candidates for the annual meeting following the 2023 Annual Meeting and (y) thirty (30) days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly:

(i)

acquire, offer or propose to acquire any Voting Securities (or beneficial ownership thereof), rights or options to acquire any Voting Securities (or beneficial ownership thereof) or Synthetic Positions of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have beneficial ownership or economic exposure (including through Synthetic Positions) of more than 15% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no Person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;

(ii)

except with respect to the signatories (all of whom are a member of the Icahn Group and a party to this Agreement) to the Icahn Group’s Schedule 13D filed with the SEC on November 3, 2022 (the “Icahn Schedule 13D”), form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company; provided that the Icahn Schedule 13D shall not be amended to add additional members to the Icahn Group other than persons that are wholly-owned by an existing member of the Icahn Group;

(iii)

present (or request to present) at any annual meeting or any special meeting of the Company’s shareholders, any proposal for consideration for action by shareholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including any solicitation of consents that seeks to call a special meeting of shareholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 2(a) or Section 2(b);

(v)

call or seek to call any special meeting of the Company or action by consent resolutions or make any request under Section 1508 of the Pennsylvania Business Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vi)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company;

(vii)

separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at a higher consideration per share, provided that the foregoing (x) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (y) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution;

(viii)

seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)

make any public communication in opposition to (A) any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;

(x)

seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of shareholders, except in accordance with Section 2(a) or Section 2(b) or Section 2(c);

(xi)

make any public proposal or request with respect to (A) controlling, changing or influencing the Board or management of the Company, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate or governance structure or (D) any waiver, amendment or modification to the Company’s Articles of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy (it being understood that this clause (xi) shall not restrict private discussions with the Board regarding such matters that would not require the Company or any member of the Icahn Group to make any public disclosure);

(xii)	publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xiii)	encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.

(c)	The Icahn Group shall not enter into any agreement with, or compensate, any of the Icahn Designees with respect to his or her role or service (including voting) as a director of the Company.

4.

Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit B (the “Press Release”). The Company acknowledges that the Icahn Group intends to file this Agreement and the Press Release (if any) as an exhibit to an amendment to the Icahn Schedule 13D. The Icahn Group will file such amendment to the Icahn Schedule 13D with the SEC on the same trading day that the Company issues the Press Release. The Icahn Group has provided a complete and correct copy of such amendment to the Icahn Schedule 13D to the Company prior to the execution of this Agreement. The Icahn Group will not issue a separate press release. The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement. During the Standstill Period, the Company shall have an opportunity to review in advance any other amendment to Icahn Schedule 13D to be filed with the SEC by the Icahn Group on or after the date of this Agreement.

5.

Confidentiality Agreement. The Company hereby agrees that: (a) the Icahn Designees are permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designees (and any Replacement Designees) to abide by) and (b) the Company will execute and deliver the Confidentiality

Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn, and the Company confirms that it will advise members of the Board, including the Icahn Designees, that they may, but are not obligated to, speak to Mr. Carl C. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and Company Policies(but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group).

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 10,201,273 Common Shares, (b) except as set forth in the preceding clause (a), no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure (including through Synthetic Positions) to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other shareholder of the Company that intends to submit a notice to the Company to nominate directors at or bring other business before the 2023 Annual Meeting.

8.

Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other shareholder of the Company, except for the Icahn Group, and (b) the Company will establish as the record date for the 2023 Annual Meeting a date within 30 days before or after the date that is the one-year anniversary of the record date for the 2022 Annual Meeting (i.e., within 30 days before or 30 days after March 8, 2023). Once the record date for the 2023 Annual Meeting has been established and disclosed by the Board, except to the extent required by law, any court of competent jurisdiction, or any governmental or regulatory body, including the Securities and Exchange Commission or the rules or regulations of the New York Stock Exchange, without the written consent of the Icahn Group (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not change the record date for the 2023 Annual Meeting. Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other shareholder of the Company to avoid a proxy or similar contest with such shareholder at the 2023 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.

Limitations on Sale. No member of the Icahn Group shall execute or offer to execute a block sale (or series of related block sales) that aggregate to 10% or more of the outstanding Common Shares (or any voting rights decoupled from such shares) to any person or “group” (as defined under Section 13(d) of the Exchange Act) unless (a) such person or group has not filed a Schedule 13D with the SEC in respect of its ownership of securities of the Company and does not have an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism) and (b) such member of the Icahn Group reasonably believes that such person or group would not, as a result of the acquisition of such securities, be required to file a Schedule 13D in respect of its ownership of securities of the Company or obtain an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism).

10.

Miscellaneous. Following the appointment of the Icahn Designees to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect upon the termination of the Standstill Period (other than Sections 2(d) and 9 which shall survive termination of this Agreement). The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.

Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 13 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 13), (b) delivered by hand to the address specified in this Section 13, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 13:

if to the Company:

Crown Holdings, Inc. 770 Township Line Road Yardley, PA 19067
Attention:	Adam J. Dickstein, Senior Vice President, General Counsel and Secretary
Email:	Adam.Dickstein@crowncork.com

With copies to (which shall not constitute notice):

Dechert LLP 2929 Arch Street Philadelphia, PA 19104
Attention:	Ian A. Hartman Michael S. Darby
Email:	ian.hartman@dechert.com michael.darby@dechert.com

if to the Icahn Group:

Icahn Capital LP 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160
Attention:	Jesse Lynn, Chief Operating Officer
Email:	jlynn@sfire.com

14.

Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.	Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

16.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

18.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

19.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “Synthetic Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any equity securities of the Company or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of any equity securities of the Company and that increases in value as the market price or value of any such securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of any such securities, in each case regardless of whether (i) it conveys any voting rights in such securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in cash or in equity securities of the Company or otherwise or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Director Appointment and Nomination Agreement between Crown Holdings, Inc. and the Icahn Group]

ICAHN GROUP

CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

JESSE LYNN

/s/ Jesse Lynn
Jesse Lynn

ANDREW TENO

/s/ Andrew Teno
Andrew Teno

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

[Signature Page to Director Appointment and Nomination Agreement between Crown Holdings, Inc. and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Vice President

[Signature Page to Director Appointment and Nomination Agreement between Crown Holdings, Inc. and the Icahn Group]

MATSUMURA FISHWORKS LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Director Appointment and Nomination Agreement between Crown Holdings, Inc. and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Entreprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Matsumura Fishworks LLC

Carl C. Icahn

Jesse Lynn

EXHIBIT A

[FORM OF RESIGNATION]

December 12, 2022

Board of Directors

Crown Holdings, Inc.

770 Township Line Road

Yardley, PA 19067

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement, dated as of December 12, 2022 (the “Agreement”) among Crown Holdings, Inc. and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least 7,196,865 Common Shares, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve; provided, however, that if this resignation is tendered pursuant to Section 1(c) of the Agreement, this resignation shall not be effective if any other resignation of an Icahn Designee is tendered and accepted pursuant to Section 1(c) of the Agreement (and the Icahn Group shall determine in its sole discretion which resignation of the Icahn Designees shall be effective) unless and until the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least 3,598,432 Common Shares.

Sincerely,

Name:

A-1

EXHIBIT B

[PRESS RELEASE]

Crown Holdings Appoints Two New Independent Directors to Board

Enters Into Cooperation Agreement with Icahn Enterprises

Icahn to Support All Crown Nominees for Election at 2023 Annual Meeting

YARDLEY, Pa., Dec. 13, 2022 – Crown Holdings, Inc. (NYSE: CCK) (“Crown” or the “Company”) today announced that it has entered into an agreement with Icahn Enterprises L.P., whereby Jesse Lynn and Andrew Teno, General Counsel of Icahn Enterprises and Portfolio Manager of Icahn Capital, respectively, will join the Company’s Board of Directors, effective immediately. Mr. Lynn and Mr. Teno will also stand for election at the Company’s upcoming 2023 Annual Meeting of Shareholders (“2023 AGM”), and Crown has agreed to include Mr. Teno and Mr. Lynn on its recommended slate of nominees for election at the Company’s 2023 AGM.

With the additions of Mr. Lynn and Mr. Teno, the Crown Board will expand to 13 directors, 12 of whom are independent. Since 2019, the Company has refreshed over half the Board and added eight new independent directors, including the appointments announced today.

Timothy J. Donahue, Chairman, President and Chief Executive Officer said, “We have valued the constructive dialogue we have had with the Icahn team over the last several weeks. We welcome Jesse and Andrew to the Board and look forward to working together to deliver enhanced value for Crown shareholders.”

“We have appreciated Crown’s constructive engagement, and we welcome the opportunity to work closely with the Company to deliver value to shareholders,” said Carl Icahn, Chairman of the Board of Directors of Icahn Enterprises.

Pursuant to the Director Appointment and Nomination Agreement, Icahn Enterprises, which owns 8.5% percent of Crown’s outstanding common stock, has agreed to customary standstill, voting commitments and other provisions. The Director Appointment and Nomination Agreement between the Company and Icahn Enterprises will be filed on a Form 8-K to be filed with the Securities and Exchange Commission.

Evercore is serving as Crown’s financial advisor and Dechert LLP is serving as legal counsel.

About Jesse Lynn

Jesse A. Lynn has been general counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Mr. Lynn has been a director of Xerox, a leader in office and production print technology, since November 2021; FirstEnergy, an electric utility company with one of the nation’s largest investor-owned electric systems, since March 2021; and Conduent Incorporated, a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, from August 2019 to October 2021;

Herbalife Nutrition Ltd., a nutrition company, from 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Prior to joining Icahn, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the Boston University School of Law.

About Andrew Teno

Andrew Teno has been a portfolio manager of Icahn Capital LP, the investment management subsidiary of Icahn Enterprises L.P., since October 2020. Mr. Teno has been a director of Southwest Gas, a provider of natural gas and utility infrastructure services across North America, since May 2022; FirstEnergy, an electric utility company with one of the nation’s largest investor-owned electric systems, since March 2021; and Herc Holdings Inc., an international provider of equipment rental and services, since February 2021. Mr. Teno was previously a director of Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, from February 2021 to June 2022. Prior to joining Icahn, Mr. Teno worked at Fir Tree Partners, a New York-based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt. Mr. Teno’s focus was on value investing across capital structures, industries and geographies. During his time at Fir Tree, he also served on the Board of Directors of Eco-Stim Energy Solutions. Prior to Fir Tree, he worked at Crestview Partners from July 2009 to July 2011 as an associate in their Private Equity business. Prior to Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from July 2007 to July 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

About Crown

Crown Holdings, Inc., through its subsidiaries, is a leading global supplier of rigid packaging products to consumer marketing companies, as well as transit and protective packaging products, equipment and services to a broad range of end markets. World headquarters are located in Yardley, Pennsylvania. For more information, visit www.crowncork.com.

Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including risks and uncertainties relating to changes in market environment and the Company’s operating position, the impact of board refreshment efforts, the plans and objectives of management, and potential increases in shareholder returns, that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ are discussed under the caption “Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2021 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

For more information, contact:

Kevin C. Clothier, Senior Vice President and Chief Financial Officer, (215) 698-5281, or

Thomas T. Fischer, Vice President, Investor Relations and Corporate Affairs, (215) 552-3720

Nick Lamplough or Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449

EXHIBIT C

[CONFIDENTIALITY AGREEMENT]

CONFIDENTIALITY AGREEMENT

CROWN HOLDINGS, INC.

December 12, 2022

To:	Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Icahn Designee to the Board of Directors (the “Board”) of Crown Holdings, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of December 12, 2022, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies and subject to their fiduciary duties. The Company may also furnish non-privileged information to you and your Representatives. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, affiliates, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.

The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors (other than the Icahn Designees), officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.

You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this letter agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee (including any Replacement Designee) shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege.

3.

In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.

You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company (other than the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, General Counsel, or such other persons approved in writing by the foregoing or the Board) concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not prevent any Icahn Designee acting in his capacity as a Board member from seeking Company information in the discharge of his or her fiduciary duties (nor shall it apply to any other Board members).

5.

All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.

6.

You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Company Shares or any of the Company’s other securities on the basis of such information in violation of such laws.

7.

You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.

Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.

You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10.

Each of the parties (a) consents to submit itself to the personal jurisdiction of the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the state courts of the Commonwealth of Pennsylvania in and for Bucks County or the federal courts of the Eastern District of Pennsylvania, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12.

All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:

if to the Company:

Crown Holdings, Inc. 770 Township Line Road Yardley, PA 19067
Attention:	Adam J. Dickstein, Senior Vice President, General Counsel and Secretary
Email:	Adam.Dickstein@crowncork.com

With copies to (which shall not constitute notice):

Dechert LLP 2929 Arch Street Philadelphia, PA 19104
Attention:	Ian A. Hartman Michael S. Darby
Email:	ian.hartman@dechert.com michael.darby@dechert.com

if to the Icahn Group:

Icahn Capital LP 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160
Attention:	Jesse Lynn, Chief Operating Officer
Email:	jlynn@sfire.com

13.

If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14.	This letter agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

15.

This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

16.	The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.

17.

This letter agreement shall expire three (3) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and (ii) retained pursuant to Section 5.

18.	No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

19.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

CROWN HOLDINGS, INC.

By:
	Name:	Kevin C. Clothier
	Title:	Senior Vice President and Chief Financial Officer

Accepted and agreed as of the date first written above:

CARL C. ICAHN

Carl C. Icahn

JESSE LYNN

Jesse Lynn

ANDREW TENO

Andrew Teno

[Signature Page to Confidentiality Agreement between Crown Holdings, Inc. and the Icahn Group]

ICAHN PARTNERS LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:
Name:	Ted Papapostolou
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:
Name:	Ted Papapostolou
Title:	President; and Chief Executive Officer

IPH GP LLC

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Confidentiality Agreement between Crown Holdings, Inc. and the Icahn Group]

ICAHN ONSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:
Name:	Jesse Lynn
Title:	Vice President

MATSUMURA FISHWORKS LLC

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Confidentiality Agreement between Crown Holdings, Inc. and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Entreprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Matsumura Fishworks LLC

Carl C. Icahn

Jesse Lynn

Andrew Teno